As filed with the Securities and Exchange Commission on May 22, 2000
                                                  Registration No. 333-_______
                   -----------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            IntegraMed America, Inc.
             (Exact name of registrant as specified in its charter)


                  Delaware                             06-1150326
      (State or other jurisdiction of       (I.R.S. Employer Identification
       incorporation or organization)                   Number)


          One Manhattanville Road                     10577-2100
             Purchase, New York                       (Zip Code)
  (Address of Principal Executive offices)


       INTEGRAMED AMERICA, INC. PROFIT SHARING AND 401(K) PLAN, AS AMENDED
                              (Full title of plan)

       John W. Hlywak, Jr., Sr. Vice President and Chief Financial Officer
                            INTEGRAMED AMERICA, INC.
                             One Manhattanville Road
                          Purchase, New York 10577-2100
                     (Name and address of agent for service)

                                  914-253-8000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
Title of Securities to   Amount to be   Proposed maximum    Proposed maximum        Amount of
     be registered      registered (1)  offering price per  aggregate offering   registration fee
                                            share (2)           price (2)
--------------------------------------------------------------------------------------------------
  Common Stock
  ($.01 par value)      200,000 shares      $3.50              $700,000             $184.80
--------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the IntegraMed America, Inc. Profit Sharing and 401(k) Plan, as amended.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Registrant's Common Stock on May 17, 2000 as reported on Nasdaq.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant or by the IntegraMed America, Inc. Profit Sharing and 401(k) Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing such documents:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (b) Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2000.

         (c) The description of the Registrant's Common Stock, $.01 par value ("Common Stock"), contained in the Registration Statement on Form 8-A (No. 1-11440), declared effective October 8, 1992, under "Item
              1. Description of Registrant's Securities to be Registered."

Item 4.  Description of Securities

         Not applicable

Item 5.  Interests of Named Experts and Counsel

         Not applicable

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against certain expenses, judgments, fines and settlements in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative.

         Article VII of the Amended and Restated Certificate of Incorporation of IntegraMed America, Inc. (the "Company") provides that the Company shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Article VII also provides that no director shall be personally liable to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director. A director shall be liable to the extent provided by applicable law (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

         Article VII of the Company's Bylaws, as amended, and the Company's Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Company against certain liabilities.

Item 7.  Exemption from Registration Claimed

         No  securities  are  to  be  reoffered  or  resold   pursuant  to  this
Registration Statement.

Item 8.  Exhibits

         4.1 Amended and Restated Certificate of Incorporation of Registrant effecting, inter alia, a reverse stock split, filed as an Exhibit to Registrant's Registration Statement on Form S-1 (Registration No. 33-60038).

         4.2 Certificate of Amendment of the Certificate of Incorporation of Registrant increasing authorized capital stock by authorizing Preferred Stock, filed as an Exhibit to Registrant's Registration Statement on Form S-1 (Registration No. 33-60038)

         4.3 Certificate of Designations of Series A Cumulative Convertible Preferred Stock, filed as an Exhibit to Registrant's Registration Statement on Form S-1 (Registration No. 33-60038)

         4.4 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Registrant effecting a reverse stock split, filed as Exhibit to Registrant's Definitive Proxy Statement, dated October 19, 1998 as filed with the Securities and Exchange Commission in connection with the Registrant's Special Meeting of Stockholders held on November 17, 1998.

         5.1 Opinion of Dorsey & Whitney LLP, with respect to the legality of the Common Stock to be registered hereunder.

         5.2 Determination Letter from the Internal Revenue Service with respect to qualification of the IntegraMed America, Inc. Profit Sharing and 401(k) Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

         23.1 Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

         24.1 Power of Attorney.

         The Registrant hereby undertakes to submit any amendments to the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3)  To   remove   from   registration   by   means  of  a
         post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or other controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 22nd day of May, 2000.

                                 INTEGRAMED AMERICA, INC.


                                 By:/s/Gerardo Canet
                                    ------------------------
                                    Gerardo Canet,
                                    Chairman of the Board, President and
                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/Gerardo Canet                                                   May 22, 2000
--------------------------------------------
Gerardo Canet - Chairman of the Board
President & Chief Executive Officer
(Principal Executive Officer)

/s/John W. Hlywak, Jr.                                             May 22, 2000
--------------------------------------------
John W. Hlywak, Jr. - Sr. Vice President &
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/M. Fazle Husain                                                 May 22, 2000
--------------------------------------------
M. Fazle Husain - Director

/s/Michael Levy                                                    May 22, 2000
--------------------------------------------
Michael Levy, M.D. - Director

/s/Sarason D. Liebler                                              May 22, 2000
--------------------------------------------
Sarason D. Liebler - Director

/s/Aaron S. Lifchez                                                May 22, 2000
--------------------------------------------
Aaron S. Lifchez, M.D. - Director

/s/Patricia M. McShane                                             May 22, 2000
--------------------------------------------
Patricia M. McShane, M.D. - Director

/s/Lawrence J. Stuesser                                            May 22, 2000
--------------------------------------------
Lawrence J. Stuesser- Director

/s/Elizabeth E. Tallett                                            May 22, 2000
--------------------------------------------
Elizabeth E. Tallett - Director


*By:/s/Gerardo Canet
    ---------------------
    Gerardo Canet
    Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, the trustee ( or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, State of New York, on May 22, 2000.


INTEGRAMED AMERICA INC. PROFIT SHARING AND 401(K) PLAN


By: IntegraMed America, Inc., the Plan Administrator


By: /s/John W. Hlywak, Jr.
    --------------------------------------------
    John W. Hlywak, Jr.
    Sr. Vice President & Chief Financial Officer

                                INDEX TO EXHIBITS
                            INTEGRAMED AMERICA, INC.


Exhibit
Number            Description


4.1 Amended and Restated Certificate of Incorporation of Registrant effecting, inter alia, a reverse stock split, filed as an Exhibit to Registrant's Registration Statement on Form S-1 (Registration No. 33-60038).

4.2 Certificate of Amendment of the Certificate of Incorporation of Registrant increasing authorized capital stock by authorizing Preferred Stock, filed as an Exhibit to Registrant's Registration Statement on Form S-1 (Registration No. 33-60038)

4.3 Certificate of Designations of Series A Cumulative Convertible Preferred Stock, filed as an Exhibit to Registrant's Registration Statement on Form S-1 (Registration No. 33-60038)

4.4 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Registrant effecting a reverse stock split, filed as Exhibit to Registrant's Definitive Proxy Statement, dated October 19, 1998 as filed with the Securities and Exchange Commission in connection with the Registrant's Special Meeting of Stockholders held on November 17, 1998.

5.1 Opinion of Dorsey & Whitney LLP, with respect to the legality of the Common Stock to be registered hereunder.

5.2 Determination Letter from the Internal Revenue Service with respect to qualification of the IntegraMed America, Inc. Profit Sharing and 401(k) Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

23.1              Consent of  PricewaterhouseCoopers LLP.

23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1              Power of Attorney.